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                                                                   Exhibit 10.20

                            [SVB LOGO] SVB Securities

                       Securities Account Control Agreement

Customer: Art Technology Group, Inc.

Creditor: Silicon Valley Bank

Date:     12/20/02


This Securities Account Control Agreement entered into as of the above date (this "Agreement") is among SVB Securities, A Division of Alliant Partners ("SVBS"), Banc of America BrokerDealer Services, a division of Banc of America Securities LLC ("BA-BDS" or "Clearing Broker"), the Customer identified above ("Customer"), and the Creditor identified above ("Creditor").

                                    Recitals

      A. Customer has established a securities account or securities accounts ("Account") with and/or through SVBS and BA-BDS pursuant to a SVB Securities Client Agreement ("Client Agreement"). The account number and title for the Account (or Accounts) are identified in Exhibit A to this Agreement. SVBS acts as the introducing broker. BA-BDS acts as the clearing broker. Both SVBS and Clearing Broker are securities intermediaries pursuant to Article 8 of the California Uniform Commercial Code ("CUCC"). Customer maintains in the Account securities, financial assets and other investment property as defined under
Article 8 and 9 of the CUCC (collectively, the "Securities").

      B. Pursuant to a security agreement or similar agreement identified in Exhibit A hereto (the "Security Agreement"), Customer has granted to Creditor a security interest in certain personal property of Customer, including without limitation (i) the Account; (ii) the Securities, (iii) all dividends and distributions, whether payable in cash, securities, or other property, in respect of the Securities, (iv) all of Customer's rights in respect of the Securities and Account, and (iv) all products, proceeds and revenues of and from any of the foregoing personal property in sections (i) through (iv) (collectively, the "Collateral").

      C. SVBS, Clearing Broker, Customer and Creditor are entering into this Agreement in order to perfect Creditor's security interest in the Collateral and the Account by means of control pursuant to Article 8 of the CUCC.

                                   Agreement

      The parties hereto hereby agree as follows:

      1. Defined Terms. All terms used in this Agreement which are defined in the CUCC but are not otherwise defined herein shall have the meanings assigned to such terms in the CUCC, as in effect as of the date of this Agreement. While in the Account, all property credited to the Securities will be treated as financial assets under Article 8 of the CUCC. By this Agreement, Customer grants to Creditor "control" over the Securities within the meaning of Section 8106 of the


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CUCC.

      2. The Securities. SVBS and Clearing Broker represent to Creditor that, on behalf of Customer, Customer maintains the Securities in the Account.

      3. Acknowledgement of Security Interest. SVBS and Clearing Broker hereby acknowledge the security interest granted in the Collateral to Creditor by Customer. Creditor hereby acknowledges the security interest granted in the Collateral to SVBS and Clearing Broker by Customer pursuant to the Client Agreement.

      4. Other Control Agreements. SVBS represents and warrants that, other than any account control agreement listed in Exhibit A hereto, SVBS has executed no other account control agreement with any other party and SVBS is not presently obligated to accept any entitlement order from any person other than the Customer with respect to the Collateral. Clearing Broker represents and warrants that, other than any account control agreement listed in Exhibit A hereto, Clearing Broker has executed no other account control agreement with any other party and Clearing Broker is not presently obligated to accept any entitlement order from any person other than the Customer with respect to the Collateral.

      5. Future Control Agreements. Customer covenants and agrees that it will not enter an account control agreement with any other party without Creditor's prior written consent SVBS agrees that it will not enter into a control agreement with any other party with respect to the Account without Creditor's prior written consent. Clearing Broker agrees that it will not enter into a control agreement with any other party with respect to the Account without Creditor's prior written consent.

      6. Limitation on SVBS' and Clearing Broker's Rights in the Collateral. SVBS and Clearing Broker will not attempt to assert control and does not claim and will not accept any security or other interest in any part of the Collateral, and SVBS and Clearing Broker will not exercise, enforce or attempt to enforce on their own behalves any right of setoff against the Collateral, or otherwise charge or deduct from the Collateral on SVBS' or Clearing Broker's behalves any amount whatsoever, other than for: security interests, liens, encumbrances, claims or rights of setoff for the payment of any amounts owed by Customer to SVBS and/or Clearing Broker arising in connection with SVBS' and Clearing Broker's customary fees and commissions pursuant to their agreement with Customer or for the payment for financial assets and securities purchased for the Account (the "Account Claims"). Customer and Creditor hereby acknowledge that any security Interests, liens, encumbrances, claims or rights of setoff for the payment of any amounts owed by Customer to SVBS and Clearing Broker arising in connection with the Account Claims shall at all times be prior to the rights of Creditor in the Collateral and Securities whether or not Creditor sends to SVBS a Notice of Exclusive Control described below.

      7. Agreement for Control.

      (a) SVBS and Clearing Broker will comply with all entitlement orders (including requests to withdraw Collateral from the Account) originated by Customer with respect to the Collateral, or any portion of the Collateral, without further consent by Creditor until such time as SVBS receives from Creditor (in accordance with Section 17 below) a written notice to SVBS that Creditor is thereby exercising exclusive control over the Account (a "Notice of Exclusive Control.") The Notice of Exclusive Control must be in the form set forth in Exhibit B hereto. SVBS or Clearing Broker have no obligation whatsoever to confirm that Creditor is entitled to send a Notice of Exclusive Control in connection with the Account or that the Creditor's representative who signs any Notice of Exclusive Control is authorized to do so. SVBS and Clearing Broker (upon


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instruction from SVBS) will, upon SVBS' receipt of such Notice of Exclusive
Control, proceed in accordance with the remainder of this Section 7 even if Creditor's instructions are contrary to any instructions or demands that Customer may give to SVBS or Clearing Broker. After SVBS receives a Notice of Exclusive Control and has had reasonable opportunity to comply with it, but no later than two (2) Business Days ("Business Days" means days which SVBS is open to the public for business and are measured in 24 hour increments) after receipt of the Notice of Exclusive Control (in accordance with Section 17 below), SVBS and Customer agree that SVBS and Clearing Broker will: (i) cease complying with entitlement orders or other directions concerning the Account and Collateral that are originated by Customer or its representatives until such time as SVBS receives a written notice from Creditor rescinding the Notice of Exclusive Control; and (ii) comply with the entitlement orders and instructions provided to SVBS by Creditor without investigating: the reason for any action taken by Creditor; the amount of any obligations of Customer to Creditor; the validity of any of Creditor's agreements with Customer or the existence of any defaults under such agreements.

      (b) Notwithstanding the foregoing, Creditor agrees that upon receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may take all steps necessary to satisfy or settle any Account Claims, may respond as required pursuant to the terms of any other account control agreement with respect to which SVBS believes it previously received a Notice of Exclusive Control or similar notice, and may respond as required by law to any court or government order, writ or other legal process received by SVBS or Clearing Broker. Creditor also agrees that, before SVBS' receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may be required to and may respond to (i) Notices of Exclusive Control or similar notices sent to SVBS by other parties and (ii) a writ or other similar legal process served on SVBS or Clearing Broker in connection with the Account and Collateral. SVBS and Clearing Broker agree to use good faith efforts to promptly notify Creditor if any other party delivers to SVBS a notice of exclusive control or any party other than Creditor or SVBS asserts a claim against the Collateral by means of a writ or other similar legal process, but failure to provide such notice does not constitute a breach of this Agreement. Customer expressly agrees that SVBS, Clearing Broker and Creditor may act in accordance with the terms of this Section 7.

      8. Customer Waiver and Authorization. Customer hereby waives any rights that Customer may have under the Client Agreement to the extent such rights are inconsistent with the provisions of this Agreement, and hereby authorizes SVBS and Clearing Broker to comply with all instructions and entitlement orders delivered by Creditor to SVBS in accordance with the terms of this Agreement

      9. Amendments to and Termination of Client Agreement. SVBS, Clearing Broker and Customer shall not amend, supplement or otherwise modify the Client Agreement insofar as it pertains to the Collateral without prior written notice to Creditor. Customer may not terminate the Client Agreement insofar as it pertains to the Collateral without consent of Creditor. SVBS and Clearing Broker agree to use good faith efforts to notify Creditor if SVBS or Clearing Broker terminate the Client Agreement, but SVBS' or Clearing Broker's failure to notify Creditor shall not be a breach of this Agreement.

      10. Termination of this Agreement. Creditor may terminate this Agreement by giving SVBS and Customer written notice of termination; provided that, by giving such notice, Creditor acknowledges that it will thereby be confirming that, as of the termination date, it will no longer


SVBS Form Dated September 15, 2002

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have a perfected security interest in the Account and Securities in the
Collateral which is perfected by control via this Agreement, although Creditor may continue to have a perfected security interest in the Account by other means. SVBS and Clearing Broker may terminate this Agreement by giving Creditor and Customer 30 days prior written notice of termination (unless a shorter notice period is mandated by applicable law). Customer may only terminate this Agreement with the written consent of Creditor; provided that, by giving such notice with Creditor's written consent, both Customer and Creditor acknowledge that they will thereby be confirming that, as of the termination date, Creditor will no longer have a perfected security interest in the Collateral which is perfected by control pursuant to this Agreement, although Creditor may continue to have a perfected security interest in the Collateral by other means.

      11. Delivery of Account Statements. SVBS and Clearing Broker are hereby authorized by Customer and agree to send to Creditor at its address for notices set forth below Creditor's signature block at the end of this Agreement, concurrently with the sending thereof to Customer, duplicate copies of any and all monthly statements or reports issued or sent to Customer with respect to the Collateral and the Account. Until this Agreement is terminated, Customer authorizes SVBS to disclose to Creditor at Creditor's request any information concerning Customer's Account and the Securities in the Account, including but not limited to the identity of any other party with which Customer and SVBS and Clearing Broker have executed account control agreements or similar agreements.

      12. Responsibility of SVBS, Clearing Broker and Creditor. This Agreement does not create any obligation or duty on the part of SVBS, Clearing Broker or Creditor other than those expressly set forth herein.

      13. No Waiver. Any forbearance or failure or delay by SVBS, Clearing Broker or Creditor in exercising any right hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right shall not preclude the further exercise thereof.

      14. Amendments. This Agreement and all exhibits attached hereto may be amended only in writing signed by all parties hereto.

      15. Governing Law. Notwithstanding the terms of any other agreement, the parties hereto agree that this Agreement shall be governed under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

      16. Integration Provision. This Agreement constitutes the entire agreement among SVBS, Clearing Broker, Customer and Creditor with respect to Creditor's control over the Collateral and Securities and matters specifically set forth herein, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

      17. Notices.

      (a) Any notice, other than a Notice of Exclusive Control, or other communication provided for or allowed hereunder shall be in writing and shall be considered to have been validly given (a) when actually received by the recipient at the address or facsimile number, if delivered


SVBS Form Dated September 15, 2002

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personally (whether by messenger, air courier service or otherwise) or sent by facsimile to the address or facsimile number identified below the signature of the applicable party's signature below and addressed to the addressee identified below the signature of the applicable party's signature below; or (b) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses to which notices or other communications are to be given may be changed from time to time by notice served as provided herein.

      (b) A Notice of Exclusive Control shall be in writing, must be in the form set forth in Exhibit B hereto, must be delivered to the address listed below SVBS' signature block at the end of this Agreement, must be delivered to SVBS via hand delivery, messenger, overnight delivery or facsimile and shall be considered to have been validly given when actually received, except that a facsimile will be considered to have been validly given only when acknowledged in writing by SVBS (SVBS agrees that it will use its good faith effort to promptly acknowledge receipt of such facsimile). Creditor acknowledges that SVBS may not be able to respond to a Notice of Exclusive Control pursuant to section 7 above, and Creditor agrees that SVBS will not be held liable for any failure to respond to a Notice of Exclusive Control, if the Creditor does not deliver the Notice of Exclusive Control as set forth in this Section 17 or to the address listed below SVBS' signature block at the end of this Agreement. `

      18. Indemnification and Hold Harmless of SVBS and Clearing Broker by Customer. Customer hereby agrees to indemnify and hold harmless SVBS and Clearing Broker, and their respective affiliates and their respective directors, officers, agents and employees (each, an "Indemnified Person") against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a "Claim") asserted by Creditor or any other party, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including any claims arising as a result of SVBS' and Clearing Broker's adherence (or alleged failure of adherence) to the foregoing instructions including, without limitation, Claims that allegedly result from SVBS' and/or Clearing Broker's ceasing, based on this Agreement, to permit withdrawals of or from the Collateral or resulting from SVBS' and/or Clearing Broker's paying over or delivering all or any part of the Collateral pursuant to the directions of Creditor; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims arise from the Indemnified Person's own gross negligence or willful misconduct. Customer agrees that SVBS and/or Clearing Broker shall not be liable for delays or errors occurring by reason of circumstances beyond the control of SVBS or Clearing Broker including, without limitation, acts of civil, military, or banking authorities, national emergencies, market disorder, labor difficulties, fire, flood or other catastrophes, acts of God, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. Clearing Broker shall have no responsibility or liability under this Agreement to Customer for any acts or omissions by SVBS, its officers, employees or agents; and SVBS shall have no responsibility or liability under this Agreement to Customer for any acts or omissions by Clearing Broker, its officers, employees or agents.

      19. Indemnification and Hold Harmless of SVBS and Clearing Broker by Creditor. Creditor hereby agrees to indemnify Indemnified Persons against any and all Claims asserted by Customer or any other party (including, without limitation, any and all court costs and


SVBS Form Dated September 15, 2002

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reasonable attorneys' fees) arising directly out of SVBS' and/or Clearing
Broker's adherence or failure of adherence to Creditor's instructions in its Notice of Exclusive Control, including, without limitation, any Claim that arises directly out of SVBS' and/or Clearing Broker's ceasing, based on this Agreement, to permit withdrawals of or from the Collateral or resulting from SVBS' and/or Clearing Broker's paying over or delivering all or any part of the Collateral pursuant to Creditor's instructions in its Notice of Exclusive Control; provided, that no Indemnified Person shall be entitled to be indemnified (a) to the extent that such Claim results from an Indemnified Person's gross negligence or willful misconduct; or (b) for any special, indirect, consequential or punitive damages asserted by Customer if the waiver in Section 21 of this Agreement is enforceable. Creditor agrees that it will not hold Indemnified Persons liable for any Claim arising out of or relating to any Indemnified Person's performance or failure of performance under this Agreement other than those Claims that result directly from the acts or omissions of the Indemnified Person which are deemed gross negligence or willful misconduct by a civil court or other similar judicial body. Clearing Broker shall have no responsibility or liability under this Agreement to Creditor for any acts or omissions by SVBS, its officers, employees or agents; and SVBS shall have no responsibility or liability under this Agreement to Creditor for any acts or omissions by Clearing Broker, its officers, employees or agents.

      20. Jury Trial Waiver. CUSTOMER, CREDITOR, SVBS AND CLEARING BROKER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      21. Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, CUSTOMER WAIVES AND AGREES THAT IT SHALL NOT SEEK FROM SVBS, CLEARING BROKER OR CREDITOR UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

      22. Unpaid Account Claims. Before Creditor exercises exclusive control over the Account, SVBS and/or Clearing Broker may, in the ordinary course of business, debit from the Account any unpaid Account Claims. After Creditor exercises exclusive control over the Account, if (a) funds are not available in the Account to pay SVBS and/or Clearing Broker for any Account Claims, and (b) Customer fails to pay such Account Claims within fifteen (15) Business days of SVBS' and/or Clearing Broker's written demand therefore, Creditor will pay to SVBS and/or Clearing Broker, within ten (10) Business days of a written demand by SVBS and/or Clearing Broker, any amounts owed for an Account Claim and that is not paid in full by Customer up to the amount of the proceeds received by Creditor from the Account.

      23. Attorneys' Fees, Costs and Expenses. In any action or proceeding between Customer and SVBS, between Customer and Clearing Broker, between Creditor and SVBS, or between Creditor and Clearing Broker, arising out of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.


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      24. No Conflict. To the extent that the terms or conditions of this
Agreement are inconsistent with the Client Agreement or any other document, instrument or agreement between SVBS, Clearing Broker and Customer, the terms and conditions of this Agreement shall prevail.

      25. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and to each party's respective successors or heirs and personal representatives. The parties may assign this Agreement and any rights under the Agreement only if that party's successor or assign assume all obligations under this Agreement.

      26. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

      27. Survival. Sections 15 and 18 through 25 shall survive the termination of this Agreement.

      [The rest of this page intentionally left blank.]

SVBS Form Dated September 15, 2002


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      IN WITNESS whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CUSTOMER:                       Art Technology Group
                                By: Gabriel J. Parmese
                                Name: Gabriel J. Parmese
                                Title:

                                Address for Notices
                                25 First Street
                                Cambridge, MA
                                02141
                                Telephone:
                                Facsimile:


CREDITOR:                       Silicon Valley Bank
                                By: /s/ Jonathan L. Gray
                                Name: Jonathan L. Gray
                                Title: SVP

                                Address for Notices
                                2221 Washington Street
                                One Newton Executive Park
                                Newton, MA 02462
                                Tel: 617-630-4169
                                Fax: 617-969-4395


SVBS:                           SVB SECURITIES
                                By: /s/ John Snowden
                                Name: John Snowden
                                Title: Operations Manager

                                Address for Notices
                                3000 Tasman Drive
                                Mail Sort HG250
                                Santa Clara, CA 95054
                                Attn: Operations Manager
                                Tel: 408-854-7258
                                Fax: 408-486-2407


CLEARING BROKER:                BANC OF AMERICA SECURITIES LLC
                                By: /s/ Bill James
                                Name: Bill James
                                Title: Managing Director


SVBS Form Dated September 15, 2002

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                                 SVB Securities
                      Securities Account Control Agreement
                                   Exhibit A


1.    Account Title and Number:

      Account Title: Art Technology Group

      Account Number: 88602665

2.    "Security Agreement" (This section to be completed by creditor):

      Amended and Restated Loan and Security Agreement dated June 13, 2002, by and between Art Technology Group and Silicon Valley Bank

3. Account Control Agreements Previously Executed by SVB Securities and Clearing Broker with other Parties Asserting an Interest in the Account (This Section to be completed by SVBS): None


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                                 SVB Securities
                      Securities Account Control Agreement
                                   Exhibit B
                          Notice of Exclusive Control

To:     SVB Securities ("SVBS")
From:   ("Creditor")
Re:     ("Customer") Art Technology Group
Date:

Pursuant to the Securities Account Control Agreement dated ______________ ("Agreement") entered among SVBS, Clearing Broker (as defined in the Agreement) Customer and Creditor, Creditor hereby notifies SVBS of Creditor's exercise of Creditor's rights under the Agreement and directs SVBS to cease complying with trading instructions or any entitlement orders originated by Customer or its agents.

Creditor understands and agrees that SVBS and Clearing Broker shall have no duty or obligation whatsoever of any kind or character to determine the validity of Creditor's exercise of its rights under the Agreement or the certification above, to determine if SVBS and/or Clearing Broker is/are obligated to take further instructions from Customer, or to determine whether Creditor has a right to all or part of the Collateral. Creditor hereby agrees to indemnify and hold harmless SVBS and Clearing Broker, their respective affiliates, and their respective directors, officers, employees and agents pursuant to the terms of
Section 19 of the Agreement.

Creditor agrees that upon receipt of Creditor's Notice of Exclusive Control, SVBS and Clearing Broker may exercise their rights and remedies as permitted under the Agreement.

Creditor hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Creditor authorized to act on the behalf of Creditor and to make the representations and agreements contained in this Notice of Exclusive Control.

CREDITOR:                       ______________________________


                                By____________________________
                                Title:


ACKNOWLEDGED BY:                SVB SECURITIES
(for facsimile only)

                                By:___________________________
                                Name:
                                Title:
                                Date:
                                Time:


SVBS Form Dated September 15, 2002

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